Exhibit 21
Subsidiaries of Vista Outdoor Inc.
as of March 31, 2019

All subsidiaries listed below are 100% owned except where noted.

Subsidiaries	State or Other Jurisdiction of Incorporation or Organization

Advanced Arrow S. de R.L. de C.V.	Baja California
Bee Stinger, LLC	Delaware
Bell China Investments, Inc.	Texas
Bell MotoHelmets S.r.l.	Italy
Bell Racing Company	Delaware
Bell Sports (Asia) Limited	Hong Kong
Bell Sports Canada Inc.	Canada
Bell Sports Corp.	Delaware
Bell Sports EU Limited	Ireland
Bell Sports, Inc.	California
BG Sports EUROPE Sarl	Switzerland
Bushnell Corporation of Canada	Ontario
Bushnell Group Holdings, Inc.	Delaware
Bushnell Holdings, Inc.1	Delaware
Bushnell Inc.2	Delaware
Bushnell Performance Optics Asia Limited	Hong Kong
Bushnell Performance Optics Mexico S.A. de C.V.	Mexico City
C Preme Limited LLC	California
Caliber Company	Delaware
CamelBak Acquisition Corp.	Delaware
CamelBak International, LLC	California
CamelBak Products, LLC	Delaware
Eagle Industries del Caribe, Inc.	Puerto Rico
Eagle Industries International, Inc.	Bahamas
Eagle Industries Unlimited, Inc.	Missouri
Eagle Mayaguez, LLC	Missouri
Eagle New Bedford, Inc.	Missouri
Easton Sports Asia, Inc.	Nevada
Federal Cartridge Company3	Minnesota
Front Line Defense International, Inc.	Puerto Rico
Gold Tip, LLC	Delaware
Hydrosport S. de R.L	Baja California
I Live Outdoors, LLC	Delaware
Logan Outdoor Products, LLC4	Utah
Michaels of Oregon Co.	Oregon
Mike's Holding Company	Oregon
Millett Industries	California

Night Optics USA, Inc.	California
Northstar Outdoors, LLC	California
Old WSR, Inc.	Delaware
Savage Arms (Canada), Inc.	Ontario
Savage Arms, Inc.	Delaware
Savage Range Systems, Inc.	Delaware
Savage Sports Corporation	Delaware
Savage Sports Holdings, Inc.	Delaware
Stoney Point Products Inc.	Minnesota
Tasco Holdings, Inc.	New York
Tasco Optics Corporation	New York
Vista Commercial Ammunition Company Inc.	Delaware
Vista Commercial Ammunition Holdings Company Inc.	Delaware
Vista Outdoor Inc.	Delaware
Vista Outdoor Operations LLC	Delaware
Vista Outdoor Sales LLC	Delaware
1 Bushnell Holdings, Inc. also does business as Bushnell Outdoor Products and Primos
2 Bushnell Inc. also does business as Bushnell Outdoor Products
3 Federal Cartridge Company also does business as Alliant Powder, BLACKHAWK!, BLACKHAWK! Manufacturing, RCBS, and CCI/Speer
4 Logan Outdoor Products, LLC also does business as Camp Chef and OutdoorCooking.com